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                                                                      Exhibit 21


                        FEDERATED DEPARTMENT STORES, INC.
                          SUBSIDIARY LIST AS OF 1/30/99


22 East Advertising Agency, Inc.
22 East Realty Corporation
3240 Properties Corp.
Advertex Communications, Inc.
Allied Mortgage Financing Corp.
Allied Stores General Real Estate Company
Allied Stores International Sales Company, Inc.
Allied Stores International, Inc.
Allied Stores Marketing Corp.
Astoria Realty, Inc.
Auburndale Realty, Inc.
Bamrest Del, Inc.
BFC Real Estate Company
Bloomingdale's Atlantic City, Inc.
Bloomingdale's By Mail Ltd.
Bloomingdale's, Inc.
Broadway Receivables, Inc.
Broadway Stores, Inc.
Bullock's, Inc.
Burdines, Inc.
Calclove Realty Corp.
Camelback Funding Corporation
Carter Hawley Hale Properties, Inc.
Cowie & Company, Limited
Delphis Corporation
Douglaston Plaza, Inc.
Executive Placements Consultants, Inc.
FACS Group, Inc.
FDS National Bank
Federated Claims Administration, Inc.
Federated Claims Services Group, Inc.
Federated Corporate Services, Inc.
Federated Department Stores Foundation
Federated Department Stores Insurance Company, Ltd.
Federated Noteholding Corporation
Federated Noteholding Corporation II
Federated Retail Holdings, Inc.
Federated Specialty Stores, Inc.
Federated Stores Realty, Inc.
Federated Systems Group, Inc.
Finite Limited
Garage Park Corp.
Hunt Valley Properties Corp.
I. Magnin Properties Corp.




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I. Magnin Properties Corp. II
I. Magnin, Inc.
Jor-Mar, Inc.
Jordan Marsh Insurance Agency, Inc.
Jordan Servicenter, Inc.
Kings Plaza Shopping Center of Avenue U, Inc.
L&K Properties Corp.
M H L Properties Corp. of Massachusetts
Macy Credit Corp.
Macy Financial, Inc.
Macy N. R. Properties Corp.
Macy Special Real Estate Capital Corp.
Macy's By Mail, Inc.
Macy's Close-Out, Inc.
Macy's Data and Credit Services Corp.
Macy's Department Stores, Inc.
Macy's East, Inc.
Macy's Hamilton By Appointment, Inc.
Macy's Kings Plaza Real Estate, Inc.
Macy's Primary Real Estate, Inc.
Macy's Real Estate, Inc.
Macy's Secondary Real Estate, Inc.
Macy's.Com, Inc.
MOA Rest, Inc.
Nasstock, Inc.
New Haven Properties Corp.
Paramustock, Inc.
Pasadena Properties Corp.
Prime II Receivables Corporation
Prime Receivables Corporation
R. H. Macy (France) S.A.R.L.
R. H. Macy Holdings (HK), Ltd.
R. H. Macy Overseas Finance N.V.
R. H. Macy Warehouse (HK), Ltd.
Rich's Department Stores, Inc.
Sabugo, Limited
Sacvent Garage
Sanstoff East Properties Corp.
Seven Hills Funding Corporation
Seven West Seventh, Inc.
Shop 34 Advertising, Inc.
Stern's Department Stores, Inc.
Stern's-Granite Run, Inc.
Strone Realty, Inc.
Suffhold Realty, Inc.
Sunsac Properties Corp.
The Bon, Inc.
U & F Realty Corp.
W. P. Properties Corp.
West-Man Realty, Inc.
Wise Chat Limited



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